Exhibit 1.01

Johnson Outdoors Inc.
Conflict Minerals Report for Calendar Year 2015
May 31, 2016

Exhibit 1.01
to Specialized Disclosure Report Accompanying Form SD
Filed with the SEC on: May 31, 2016

Signed by:	/s/ David W. Johnson
Name, Title: David W. Johnson, Chief Financial Officer
Date: May 31, 2016

Introduction:

Johnson Outdoors Inc. (“JOI,” “we,” “us,” “our”) is a publicly traded U.S. company that recognizes itself as an issuer as defined under section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to in this report as “Dodd-Frank.”  JOI has manufactured or contracted to manufacture products for which conflict minerals are necessary to their functionality. JOI has reason to believe that some of these necessary conflict minerals may have originated from the Democratic Republic of Congo or an adjoining countries and that some of those minerals may not be solely from recycled or scrap sources.

As an issuer under Dodd-Frank, JOI has designed, implemented, executed, and managed its conflict minerals plan for compliance with Dodd-Frank. Elements, efforts, results, and conclusions of this compliance effort are outlined in this Conflict Minerals Report (CMR) as required by the legislation. This Conflict Minerals Report is filed with our Form SD to comply with the requirements of Rule 13p-1 of the Securities and Exchange Act 1934.

All terms and definitions in this conflict minerals report are as defined by the Final Rules Dodd-Frank and the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas.

JOI’s efforts in compliance with Dodd-Frank support the Conflict-free Smelter Program (CFSP). With the cooperation of its suppliers, JOI has undertaken a risk assessment of smelters and refiners (hereafter referred to collectively as smelters) of tin, tantalum, tungsten, and gold (3TG) and, to the best of its abilities, has attempted to identify the mines of origin of 3TG through a holistically managed supply chain due diligence and compliance program. JOI’s goal is to implement its supply chain transparency program in which its employees, suppliers, smelters, and other actors in its supply chain understand program requirements and identify the applicable risks and responsibilities associated with their role in JOI’s supply chain. This program is designed to reasonably identify all smelters in our supply chain as identified by affected suppliers.

JOI’s supply chain compliance and due diligence programs support a clean minerals trade in the Democratic Republic of Congo (DRC) and adjoining countries (covered countries, or CC’s), while maintaining economic relationships with conflict-free smelters in the countries covered under this legislation. This report may be found on our website at: http://www. http://investor.johnsonoutdoors.com/sec.cfm.  This report covers all JOI products at a company level and includes all covered products in all JOI businesses.

JOI’s Conflict Minerals Program:

For Reporting Year 2015 (RY2015), JOI maintained strong management systems and carried out due diligence procedures to evaluate the extraction and trade of mineral ores containing 3TG, also referred to as conflict minerals (CM).   JOI implemented a supply chain transparency system and due diligence program to identify and evaluate its 3TG smelters relating to the conflict minerals necessary to the functionality or production of products manufactured by JOI, or contracted to be manufactured by JOI.

This system is designed to identify and minimize the trade in conflict minerals from mines that directly or indirectly finance or benefit armed groups in the DRC region, while enabling legitimate minerals from the DRC and surrounding countries to enter global supply chains.

JOI’s conflict minerals program includes:
•	Maintenance of a publicly available conflict minerals policy.
•	Annual implementation of an organization-wide process that ensures 100% of JOI suppliers are made aware of JOI’s policy and standards regarding conflict minerals and obligations to comply with our conflict minerals policy.
•	Maintenance of internal protocols to ensure that conflict minerals supply chain due diligence and obligations are clearly presented and understood by JOI employees who have knowledge of the SEC disclosure requirements regarding conflict minerals.
•	Survey and analysis of suppliers and sources of 3TG.
•	Annual implementation of a supply chain communication plan that requests use of the most current Conflict-Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (CMRT) in order to gather, survey, and evaluate suppliers and sources of 3TG, and identify 3TG smelters in our supply chain.
•	Annual internal audit of first tier suppliers regarding their understanding of the conflict minerals rule and their obligations regarding the rule.
•	Identification of priority suppliers who supply electrical and electronic parts.
•	Escalation of Reasonable Country of Origin Inquiry (RCOI) efforts, including identifying smelters from priority suppliers.
•	Collection of conflict minerals information to achieve control and transparency over conflict minerals identified in our supply chain and identify any risk that our products may contain conflict minerals that could finance or benefit armed groups in covered countries.
•	Identification of 3TG smelters in order to determine the locations of country of origin and mines of these ores.
•	Reliance on the Conflict-Free Smelter Program (CFSP) and other industry approved mechanisms to validate smelter supply chain due diligence.
•	Internal research to validate smelters not participating in the CFSP.
•	Annual request that suppliers only source from CFSP or validated smelters for 3TG.
•	Direct contact efforts with smelters that are not participating in the CFSP and encouraging participation in the CFSP.
•	Public disclosure and reporting of the results of our due diligence.
•	Maintenance of all records relating to our due diligence efforts for a minimum of five years.

•	Multi-tiered assessment and performance of risk mitigation efforts throughout our supply chain including review and evaluation from business group leaders and executives.
•	Maintenance of an improvement plan based on previous reporting years and lessons learned.
•	Maintenance of a mechanism that allows JOI, its suppliers, and concerned parties to communicate any concerns regarding our conflict minerals program.

Due Diligence:

Design of due diligence:

Design and implementation of JOI’s conflict minerals program conforms to the “Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” (Annex I) and the “Model Supply Chain Policy for a Responsible Global Supply Chain of Minerals from Conflict-Affected and High-Risk Areas” (Annex II) included in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (second Edition). The due diligence steps performed and a brief description of them are below.

Step 1: Establish strong company management systems.
Step 2: Identify and assess risk in the supply chain.
Step 3: Design and implement a strategy to respond to identified risks.
Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
Step 5: Report on supply chain due diligence.

Due diligence performed:

Due diligence measures JOI performed regarding the source and chain of custody of conflict minerals identified in our supply chain and regarding 3TG smelters identified in our supply chain include, but are not limited to, the steps below as mapped to the OECD 5 Step Framework referenced above:

OECD Steps:	JOI Due Diligence Measures Performed:
Step 1: Establish strong company management systems.
•      Assign and implement multi-disciplinary responsibilities to internal JOI business group leaders, support staff, and its third-party consultant to carry out all elements of JOI’s conflict minerals program.
•      Maintain a detailed project plan and hold semi-monthly meetings for JOI employees who have knowledge of the SEC disclosure requirements for conflict minerals and publish this project plan on JOI’s intranet.
•      Maintain records in a secure computerized database repository for a minimum of five years.

Step 2: Identify and assess risk in the supply chain.
•      Evaluate 100% of JOI suppliers across all business groups as being in or out of scope of the conflict minerals program.
•      Review and verification of supplier commodity class.
•      Review and update of affected suppliers.
•      Review and update of priority suppliers.
•      Review new suppliers and changes in supplier status and commodity class.
•      Assess risk in our supply chain according to commodity class and supplier status.

•      Assess risk in our supply chain according to supplier responses.
•      Engage suppliers by performing multi-tiered survey of 100% of JOI in-scope conflict minerals suppliers by requesting current, complete, and accurate CMRTs in order to identify 3TG smelters in the supply chain and set expectations for compliance.
•      Annually redistribute copies of our conflict minerals policy and basic standards to all suppliers, regardless of commodity class.
•      Analyze smelter information from suppliers with the information available from CFSP, the London Market Bullion Association (LBMA), the Responsible Jewellery Council (RJC), and other accredited industry mechanisms.
•      Analyze smelter information from suppliers via other sources, including but not limited to information from: the United States Department of Commerce; United Nations publications; iTSCi (ITRI Tin Supply Chain Initiative); extensive internet research including smelter websites and company profiles; non-governmental organization (NGO) websites; in-region sourcing programs; other company CMRTs; news articles and publications.
•      Identify smelters of 3TG that appear to have facilities, or likelihood of facilities, in covered countries.
•      Report identified and/or potential supply chain risks to business group leaders and senior management.

Step 3: Design and implement a strategy to respond to identified risks.
•      Audit distribution of our conflict minerals policy to evaluate and ensure supplier understanding, acknowledgment, and adherence to this policy and our basic standards.
•      Perform internal multi-tiered analysis of our suppliers’ CMRTs including: completeness; reasonable response based on commodity class and scope; consistency with previous reporting year information.
•      Communicate supplier expectations for return of the CMRT with smelters identified.
•      Communicate supplier expectation that they source only from CFSP smelters.
•      Communicate supplier expectation that they notify us of any risks and red flags identified by their own due diligence activities.
•      Communicate supplier expectation that they notify us immediately of any smelters that may be suspected of supporting armed groups in covered countries.
•      Perform internal ongoing training of the conflict minerals rules and risks in the supply chain.
•      Engage JOI business group leaders, support staff, and a third-party consultant in multi-tiered follow ups and escalations with suppliers in an effort to obtain higher quantity and quality of smelter information, particularly from suppliers of electrical and electronic equipment.
•      Use JOI level of influence to encourage suppliers to source from CFSP audited and compliant smelters.
•      Encourage identified smelters to participate in the CFSP and obtain CFSP certification if they have not already done so.
•      Continue to improve on efficiencies and effectiveness of our conflict minerals program to close gaps and mitigate risks for each reporting year.
•      Perform risk mitigation efforts to ensure suppliers are in conformance with our conflict minerals policy.
•      Execute a risk mitigation plan that improves supply chain due diligence and mitigates the risk that any conflict minerals identified in our supply chain benefit any armed groups.

•      Communicate risks to business group leaders, our conflict minerals executive team, and senior management.
•      Perform gap analysis and communicate these gaps and issues to our conflict minerals executive team and to senior management.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
•      Identify smelters in covered countries that are conflict-free, or participating in a conflict-free program as defined by CFSP.
•      Rely on the due diligence performed by CFSP, LBMA and RJC regarding smelter conflict-free status.
•      Directly contact smelters in the form of an RCOI regarding source and chain of custody of conflict minerals and evidence of due diligence for whom we were unable to confirm conflict-free status via the sources above.

Step 5: Report on supply chain due diligence.
•      In compliance with Dodd-Frank and the SEC Final Rule, on or before May 31, 2016, JOI will file Form SD and Conflict Minerals Report (this report) with the SEC, as well as publish this information on its website.

Results of Due Diligence:

JOI identified 369 unique smelters in its supply chain in RY2015. These are associated with the following 3TG as follows:

•	Gold: 135
•	Tantalum: 54
•	Tin: 119
•	Tungsten: 61

Out of these 369 smelters, JOI has identified 45 unique smelters that we have reason to believe source from the DRC and/or surrounding countries. JOI exercised due diligence on the conflict mineral source and chain of custody for these smelters who appear to have presence in either the DRC or surrounding countries (covered countries, or CCs).

Smelter conflict-free (CF) status and facility location are summarized in the table below. The conflict-free status is based on research concluded by April 19th, 2016 and does not reflect any subsequent changes in this status after such date.  Details regarding specific smelter names, countries, and facility locations of 3TG, in and out of covered countries, will be shared upon request for legitimate business purposes.

3TG, # of Smelters:	45 Smelters with Locations in Covered Countries:
Gold: 5 Smelters
12 Locations in 7 CCs:
•      5 CFSP CF Compliant Smelters - includes presence in the following countries: DRC (4); Burundi (1); Uganda (2); Tanzania (1); Central African Republic (1); Zambia (2); South Sudan (1)

Tantalum: 19 Smelters
63 Locations in 9 CCs:
•      18 CFSP CF Compliant Smelters - includes presence in the following countries: DRC (16); Burundi (8); Uganda (8); Tanzania (2); Central African Republic (8); Zambia (2); South Sudan (7); Rwanda (9); Republic of the Congo (2)
•      1 CF Unconfirmed Smelter but have reason to believe CF - includes presence in the following country: DRC

Tin: 6 Smelters
11 Locations in 4 CCs:
•      4 CFSP CF Compliant Smelters - includes presence in the following countries: DRC (3); Rwanda (3); Burundi (1); Tanzania (1)
•      1 CFSP CF Active Smelter from the following country: Rwanda (1)
•      1 CF unknown status - may have presence in the following countries: DRC (1); Rwanda (1)

Tungsten: 15 Smelters
41 Locations in 11 CCs:
•      10 CFSP CF Compliant Smelters - includes presence in the following surrounding countries: DRC (6); Rwanda (3);  Uganda (5); Burundi (7); Tanzania (1); Central African Republic (4); Zambia (1); Angola (1); South Sudan (4); Republic of the Congo (1)
•      1 CFSP Active Smelter - includes presence in the following country: DRC
•      1 CF unconfirmed Smelter but have reason to believe CF includes presence in the following countries: DRC (1) Rwanda (1); Zambia (1)
•      3 CF unknown status - includes presence in the following countries: DRC (2); Rwanda (2); Burundi (1)

Summary:

The CF status for all smelters that may have facilities located in DRC and surrounding countries:

•	For gold: smelters appear to be 100% CF
•	For tantalum: smelters appear to be 100% CF
•	For tin: smelters appears to be 83% CF
•	For tungsten: smelters appear to be 80% CF

➢	91% of all smelters in the DRC and surrounding countries appear to be conflict-free (41 out of 45 smelters)

Conclusion:

The conflict-free status of the 45 smelters listed as a having a presence in the DRC and surrounding countries is as follows:

•	37 (82%) are CFSP CF Certified
•	2 (4%) are CFSP Active
•	0 (0%) are Progressing Toward CFSP Certification
•	2 (4%) are believed to be CF due to LBMA accreditation and/or website statement
•	4 (9%) are unknown CF status (U/K), as no information was available from public sources and the smelters did not respond to the RCOIs sent

➢	87% of smelters in covered countries were participating in a CFSP program

Improvements:

There was a decrease in total smelters and unique smelters listed in supplier RCOIs from RY2014, indicating that JOI’s suppliers are more educated and knowledgeable regarding identifying smelters in their supply chains by omitting entities that are not valid smelters. This may also indicate that suppliers are possibly performing higher levels of due diligence regarding smelters in their own supply chains.

The increase in total unique smelters in covered countries in RY2015 vs. RY2014 indicates that JOI suppliers are identifying more of the relevant smelters in the supply chain in regards to Dodd-Frank. The net increase in 3TG smelters in covered countries is over 160% since the first reporting year in 2013.  These increases are consistent with the number of conflict-free smelters in covered countries from year to year.

Both gold and tantalum in covered countries appear to be 100% conflict-free.  The overall conflict-free status increases over 20% in RY2015, which is much smaller compared to the 112% increase in RY2014. This indicates that more of the relevant smelters are being identified in JOI’s supply chain. The lack of material change in the number of conflict status unknown smelters is the same in the last two years, however the smelters with unknown status were different smelters than those identified in RY2014.

The overall increase in conflict-free status in JOI’s supply chain reflects a consistent improvement in our due diligence process and identification of the number of smelters we were able to identify as sourcing 3TG from covered countries.

Details of statistical improvements will be shared upon request for legitimate business purposes.

Determination:

JOI has made a reasonable good faith effort to collect and evaluate all information regarding 3TG smelters in our supply chain as furnished by our in-scope suppliers.

Based on the information provided by JOI in-scope suppliers and the due diligence that JOI performed to identify smelters of 3TG in covered countries, including conducting smelter direct RCOIs, where applicable, JOI has concluded in good faith that certain smelters in its supply chain either do have, or may have, facilities that source 3TG from covered countries.

Based on these due diligence efforts, JOI does not have sufficient information to conclusively confirm that 100% of these smelters are conflict-free at the time of this report or that all of the conflict minerals sourced from them are exclusively from recycled or scrap sources.

Although we have not been able to confirm the identification of and conflict-free status as defined by the CFSP for 100% of the smelters identified in our supply chain, we can confirm that none of the smelters identified by our suppliers are known to us as sourcing 3TG that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

Regarding gold and tantalum, JOI can reasonably conclude after its due diligence efforts that 100% of the gold and 100% of tantalum in its supply chain is sourced from smelters that are either conflict-free or that the gold and tantalum are from recycled or scrap sources.  100% of all smelter information is based on identification by JOI suppliers.

Planned Risk Mitigation and Future Due Diligence Measures:

During RY2015 and to present day, JOI has taken certain steps to improve supply chain due diligence and mitigate the risk that any conflict minerals identified in our supply chain benefit any armed groups. The goal of these activities includes supporting a clean and conflict-free minerals trade in the DRC and covered countries and includes the following actions:

•	Engage internal business group leaders at a deep level for review, analysis, evaluation, and recommendation for risks in each business group.
•	Impose direct responsibility for supplier escalations and risk assessment on business group leaders.
•	Leverage multi-tiered influence from JOI internal and external resources in order to compel its in-scope suppliers to deliver more current, accurate, timely, and complete information about their smelters of conflict minerals, and increase both response level and quality of responses.
•	Leverage multi-tiered influence from JOI internal and external resources to increase response level from in-scope distributors regarding JOI supply chain procedures and increase their participation in supply chain transparency of conflict minerals.
•	Increase pressure, specifically on suppliers of electrical and electronic equipment (EEE), to provide current, correct, and more comprehensive smelter information.
•	Continue to review commodity classes for veracity and inclusion of EEE.
•	Repeat and enhance our annual pro-active supplier communication plan to further assist all suppliers regarding JOI’s need for correct and complete conflict minerals information to satisfy the SEC requirements.
•	Use our level of influence to encourage all suppliers to source from smelters validated as compliant to a CFSP assessment protocol using the most recent version of the Conflict-free Sourcing Compliant Smelter List as published by the CFSI or other accredited independent validation scheme or institutional mechanism.
•	Use our level of influence to encourage all suppliers to source away from un-validated conflict-free smelters, and to identify the sources of conflict minerals in their supply chains.
•	Instruct suppliers to advise JOI if they have reason to believe that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the covered countries and provide a discrete mechanism to do so.

•	Through smelter RCOIs and other electronic communication, pressure smelters directly to become verified as having conflict-free sourcing practices and encourage participation in the CFSP audit process.

Description of Products:

Conflict minerals are found in products that JOI manufactures, or contracts to manufacture. Accessories are included in all groups. The descriptions of product families by business group are as follows:

Marine Electronics Group:
•	Trolling Motors
•	Shallow Water Anchors
•	Battery Chargers
•	Fishfinders
•	Downriggers

Dive Group:
•	Dive computers, instruments and gauges
•	Buoyancy compensators
•	Regulators

Outdoor Equipment Group:
•	Camping products
•	Military, party, and event tents
•	Compasses

Watercraft Group:
•	Canoes
•	Kayaks

In Conclusion:

The information presented in this CMR is based on due diligence efforts performed in good faith by JOI and its suppliers. These conclusions and determinations are based on the information available at the time the supplier and smelter RCOIs were made, results analyzed, and metrics recorded. Errors or omissions may be inherent in these results due to errors or omissions in supplier and smelter RCOIs, and the definition of a smelter at the time of the research.

Any information found to be contradictory to this CMR may be communicated to JOI through our early warning risk-awareness conflict minerals grievance mechanism.  This open reporting mechanism allows JOI to receive any additional relevant information that may not have been uncovered through our due diligence process in supply chain transparency as it relates to conflict minerals. A link to JOI’s conflict minerals grievance mechanism may be found at the following URL: http://files.shareholder.com/downloads/JOUT/1578683010x0x761719/72FEE43A-0808-4B6D-9DCA-8B25CD3688DE/JOI_CM_Grievance_Mechanism_Final.pdf

Appendix A:

Below is a list of the 3TG smelters with one or more worldwide facilities that JOI suppliers identified to be potentially in our supply chain and that were participating at some level with the Conflict-free Sourcing Initiative (CFSI) as of February 27th, 2016. The presence of a smelter on the list below does not indicate that JOI products necessarily contained conflict minerals processed by that smelter. The location information for each entity was reported by the Conflict-free Smelter Program (CFSP) as of February 27th, 2016.

3TG:	Smelter Name:	Location:

Gold	Advanced Chemical Company	UNITED STATES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Daejin Indus Co., Ltd.	SOUTH KOREA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Emirates Gold DMCC	Dubai
Gold	T.C.A S.p.A	ITALY
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Bauer Walser AG	GERMANY
Gold	Caridad	MEXICO
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	KAZ Minerals	KAZAKHSTAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Elemetal Refining, LLC	UNITED STATES

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	SAAMP	FRANCE
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	CV Makmur Jaya	INDONESIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	RUSSIAN FEDERATION

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

JOI suppliers identified 47 additional entities which are not listed above because they were either not identified by CFSP or the Department of Commerce as valid smelters and/or were not participating in any CFSI program at the time of the report. Consequently, these additional entities are not included in the list above, however, their names may be provided upon request.